Exhibit 99.1

For Release at 2:20 p.m. PDT 07/15/14

Iteris Announces Management Changes and Updates Regarding Earnings Announcement

- Craig Christensen Appointed Interim CFO -

SANTA ANA, Calif. — July 15, 2014 — Iteris, Inc. (NYSE MKT: ITI), a leader in providing intelligent traffic management and weather information solutions, announced today that the company is continuing to work diligently with its auditors to complete the fiscal 2014 audit but will require additional time to complete its audit for the fiscal year ended March 31, 2014, primarily due to the time necessary to complete the review of certain complex, multi-element contracts.  The company may have a material weakness in its internal controls over financial reporting related to certain of these multi-element contracts, but the Company has not yet completed its final evaluation in this regard.  The Company plans to continue to work diligently with its auditors to complete the fiscal 2014 audit as soon as possible.  Upon conclusion of the fiscal 2014 audit, Iteris will announce a new scheduled date for its conference call to discuss its fourth quarter and full year 2014 results.

Iteris also reports that Chuck McBride has resigned, effective July 11, 2014, from the position of vice president of finance and chief financial officer of the company.  Mr. McBride served as the company’s CFO for seven months, from his original appointment in December 2013.  Craig Christensen has agreed to assume the role of interim CFO until the company has identified a permanent replacement.  Mr. Christensen has served as the company’s vice president and controller since April 2012.  In his roles of increasing responsibility with Iteris, he has become closely involved with all of the company’s accounting procedures.

Prior to joining Iteris, Christensen served as the corporate controller and director of finance and accounting at SM&A, a provider of competition and program management services, from 2007 through April 2012. Prior to joining SM&A, Christensen served as a manager in the assurance advisory & business services practice at Ernst & Young LLP. Christensen is a Certified Public Accountant and holds a Bachelor of Arts degree in Business Economics with an emphasis in Accounting from the University of California, Santa Barbara.

About Iteris, Inc.

Iteris, Inc. (NYSE MKT: ITI) is a leader in providing intelligent information solutions to the traffic management market. The company is focused on the development and application of advanced technologies and software-based information systems that reduce traffic congestion, provide measurement, management, and predictive traffic and weather analytics, and improve the safety of surface transportation systems. By combining its unique IP, products, decades of expertise in traffic management, hyper-local weather solutions and information technologies, Iteris offers a broad range of Intelligent Transportation System (ITS) solutions to customers worldwide. The firm is headquartered in Santa Ana, California, with offices nationwide and in the Middle East. For more information, please call 1-888-329-4483 or visit us at www.iteris.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the completion of the audit of the company’s consolidated financial statements for the fiscal year ended March 31, 2014 and our release of earnings for fiscal 2014.  Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the ability of our auditors  to complete the audit of our financial statements on a timely basis; management’s ability to adequately respond to any follow-up inquiries of our auditor; or the completion of any additional procedures and/or testing required by our auditors. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Investor Relations

Liolios Group, Inc.

Scott Liolios or Cody Slach

Investor Relations

Tel 1-949-574-3860

ITI@liolios.com